SEPARATION AND CONSULTING AGREEMENT

This Separation and Consulting Agreement (the "Agreement"), dated as of February 18, 2021 (the "Effective Date"), is made by and between Thomas P. McGuinness ("McGuinness") and InvenTrust Properties Corp., a Delaware corporation ("InvenTrust" or the "Company").

WHEREAS, McGuinness currently serves as President, Chief Executive Officer and a member of the Board of Directors of the Company (the "Board");

WHEREAS, McGuinness has submitted his letter of resignation to the Board pursuant to which he shall resign as President of the Company effective February 22, 2021, and shall resign as Chief Executive Officer of the Company effective August 6, 2021;

WHEREAS, McGuinness and the Company desire to specify the terms of McGuinness' separation of employment with the Company in connection with such resignation; and

WHEREAS, in connection with McGuinness' resignation, the Company wishes to secure the services of McGuinness as a consultant to the Company on the terms and subject to the conditions set forth herein, and McGuinness wishes to render such services to the Company upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

1. **Resignation**.

(a) The parties acknowledge that McGuinness has submitted, and the Board has accepted, McGuinness' resignation as President of the Company effective February 22, 2021, and as Chief Executive Officer of the Company effective August 6, 2021 (the "Separation Date"). McGuinness also hereby resigns as and from all other officer, director and other positions he may hold with the Company and any of its subsidiaries, divisions, or affiliates, effective as of the close of business on the Separation Date (and, if requested by the Company, McGuinness will execute a letter of resignation from each such position and/or entity); provided, however, that such resignation shall not include McGuinness' membership on the Board or any committee thereof, and the parties acknowledge that McGuinness shall continue to serve in his role as a member of the Board.

(b) Unless otherwise agreed by the Company and McGuinness, until the Separation Date (or such earlier date on which McGuinness' employment with the Company otherwise terminates), McGuinness will continue to serve as Chief Executive Officer of the Company and shall cooperate with and assist in the orderly transition of his duties, and shall diligently perform such other services reasonably consistent with his position as may be requested by the Board from time to time. Notwithstanding the foregoing, McGuinness acknowledges and agrees that nothing contained in this Agreement or any action taken by the Company in connection with McGuinness' resignation or transition to a consulting role (including the appointment of a successor to McGuinness' position or to a similar position) will

constitute "Good Reason" for purposes of the Company's Executive Severance and Change of Control Plan (the "Severance Plan") or any other plan or agreement between McGuinness and the Company.

(c) In addition to the payments and benefits provided for in Paragraph 2 below, the Company shall pay to McGuinness reasonably promptly following the Separation Date McGuinness' earned but unpaid base salary, accrued and unused vacation and business expense reimbursements in accordance with applicable Company policy, in each case, through the Separation Date.

(d) The Company shall provide McGuinness with an opportunity to review and provide comments with respect to the internal announcement, press release (if any) and Form 8-K issued in connection with McGuinness' resignation. The Company shall consider such comments in good faith; provided, however, that the Company retains full authority over the timing and content of such press release and Form 8-K and all other announcements and/or filings regarding McGuinness' termination of employment and the subject matter of this Agreement.

2. **Transition Payments and Benefits.** In consideration of the Company's agreement to pay or provide McGuinness the payments and other benefits set forth in this Paragraph 2 (collectively, the "Transition Payments and Benefits"), McGuinness agrees that, on or within the twenty-one (21) day period following the Separation Date, McGuinness will execute and deliver to the Company a General Release of Claims in the form attached hereto as **Exhibit B** (the "Release"). Subject to and conditioned upon (i) McGuinness' continued employment with the Company until the Separation Date (or any earlier termination of employment if the Company terminates McGuinness without Cause (as defined in the Severance Plan) or due to his death or disability), (ii) McGuinness' timely execution and delivery to the Company of the Release and McGuinness' non-revocation of the Release during the applicable revocation period, and (iii) McGuinness' continued compliance with the terms and conditions of Paragraphs 1, 5, 7 and 8 of this Agreement McGuinness will be paid or provided with the following:

(a) **Annual Bonus**. InvenTrust shall pay to McGuinness an amount equal to $611,852, representing a pro rata portion (based on employment through the Separation Date) of McGuinness' 2021 target annual bonus, payable in a lump sum within thirty (30) days following the Separation Date.

(b) **Restricted Stock Units.** The parties acknowledge that McGuinness currently holds those outstanding restricted stock unit awards set forth on **Exhibit A** attached hereto (the "RSU Awards") under the InvenTrust Properties Corp. 2015 Incentive Award Plan (the "Incentive Award Plan"), which **Exhibit A** indicates Time-Vesting RSUs and Performance-Vesting RSUs held by McGuinness. McGuinness represents and acknowledges that, other than the RSU Awards set forth on **Exhibit A** attached hereto which are outstanding as of the Effective Date, he currently has no outstanding equity awards or equity-based awards with respect to the Company or any affiliate thereof or any other rights to acquire stock or equity interests of any such entity. McGuinness and the Company agree that, notwithstanding anything contained in the

Incentive Award Plan or the applicable award agreement to the contrary, the RSU Awards shall be treated as follows effective as of the Separation Date:

(i) All then-outstanding Time-Vesting RSUs held by McGuinness shall remain outstanding and eligible to vest based on McGuinness' continued status as a Service Provider (as defined in the applicable award agreement); provided that any unvested Time-Vesting RSUs previously granted to McGuinness shall vest in full as of the date of McGuinness' Termination of Service as a Consultant or Director (each as defined in the Incentive Award Plan) of the Company for any reason other than by the Company for Cause or as a result of McGuinness' resignation without Good Reason (as defined in the Severance Plan).

(ii) All then-outstanding Performance-Vesting RSUs held by McGuinness shall remain outstanding and eligible to vest based on the satisfaction of the applicable performance vesting conditions, provided that the number of Performance-Vesting RSUs, if any, that so vest shall be equal to the product of (x) the number of Performance-Vesting RSUs, if any, that satisfy the applicable performance vesting condition as of the completion of the applicable performance period, multiplied by (y) a fraction, the numerator of which is the number of days elapsed from the first day of the applicable performance period through and including the Separation Date, and the denominator of which is the number of days in the completed performance period. Any Performance-Vesting RSUs that do not so vest will automatically be cancelled and forfeited as of the completion of the performance period without payment of any consideration therefor.

(iii) Except as modified by this Section 2(b), the RSU Awards shall continue to be subject to the terms and conditions of the Incentive Award Plan and the applicable award agreement, which shall remain in full force and effect.

(c) **Health Insurance**. If McGuinness properly elects COBRA continuation coverage under the Company's medical, dental and/or vision plans (but excluding any health flexible spending account), then the Company shall, at the Company's expense, provide on an after-tax basis (i) 18 months of such COBRA continuation coverage for McGuinness and his eligible dependents (other than JoAnn McGuinness) and (ii) such COBRA continuation coverage for JoAnn McGuinness through August 31, 2023. In the event that such coverage may, in the reasonable view of the Company, result in tax or other penalties on the Company, this provision shall terminate and McGuinness and the Company shall, in good faith, negotiate for a substitute provision that would not result in such tax or other penalties.

McGuinness acknowledges his sole responsibility for any and all federal, state, local, and other taxes attributable or relating in any way to the Transition Payments and Benefits (other than the employer portion of any employment taxes), and he agrees to indemnify InvenTrust for any federal, state, local, or other tax liability (including without limitation, liability for back withholding, penalties, interest, and attorneys' fees, but excluding the employer portion of any employment taxes) incurred by InvenTrust attributable to or relating in any way to the Transition Payments and Benefits, other than any such liability resulting from InvenTrust's failure to properly withhold or report any such federal, state, local or other taxes. All payments

required to be made to McGuinness under this Agreement shall be subject to withholding of amounts relating to income tax, excise tax, employment tax and other payroll taxes to the extent the Company determines is required to be withheld pursuant to applicable law or regulation.

The Transition Payments and Benefits provided to McGuinness under this Agreement shall be and are in full satisfaction of any claims for money or benefits of any type which McGuinness has, had or may have, relating to or arising out of his employment by InvenTrust, including, but not limited to: (a) any and all claims relating to the termination of his employment; or (b) any and all claims for severance pay (including under the Severance Plan), fringe benefits, wages, bonus pay, equity-based compensation, premium pay or other compensation, damages or attorneys' fees, costs or related expenses.

3. **Consulting Services.**

(a) *Services.* Provided that McGuinness remains employed with the Company until the Separation Date, during the period commencing on the Separation Date and ending on May 1, 2022 (or such earlier date on which McGuinness' consulting relationship with the Company is terminated as provided herein) (the "Consulting Period"), McGuinness shall provide consulting services to the Company as may be requested by the Company's Chief Executive Officer or other executive officers (the "Consulting Services"). The Consulting Period may, by mutual agreement by the Company and McGuinness, be renewed or extended for such period of time as the parties may determine. McGuinness agrees that he shall be available to render up to 10 hours of Consulting Services per week during the Consulting Period, and McGuinness agrees to act at all times in the best interests of the Company. The Consulting Services shall be provided to the Company on a non-exclusive basis, provided that McGuinness shall not perform or engage in any activity that is inconsistent with or otherwise prohibited by this Agreement or the Severance Plan (or McGuinness' Letter Agreement thereunder). McGuinness shall provide the Consulting Services to the Company at times and locations mutually agreed to by McGuinness and the Company and, in providing the Consulting Services, shall report to the Chief Executive Officer of the Company.

(b) *Compensation.* In consideration of McGuinness providing the Consulting Services, and subject to and conditioned upon McGuinness' continued compliance with the terms and conditions of this Agreement, including without limitation, Paragraphs 5, 7 and 8 below during the Consulting Period, the Company shall pay McGuinness a consulting fee (the "Consulting Fee") equal to $50,000 per month (pro rated for any partial month).

(c) *Expense Reimbursement.* The Company shall, subject to and in accordance with applicable Company policy, reimburse McGuinness for reasonable and necessary business expenses actually incurred or paid by McGuinness during the Consulting Period in connection with the Consulting Services, up to a maximum of $1,000 per month (unless otherwise approved by the Chief Executive Officer of the Company in writing). Such reimbursement shall be subject to proper substantiation of such expenses in accordance with applicable Company policy.

(d) *Independent Contractor Status.* The Company and McGuinness agree that, with respect to the Consulting Services, McGuinness shall at all times be acting solely as an

independent contractor and shall not be an employee of the Company, and McGuinness shall not represent himself as an employee or officer of the Company. Without limiting the generality of the foregoing, with respect to the Consulting Services, (i) the Company shall not pay, on the account of McGuinness or any principal, employee or contractor of McGuinness, any unemployment tax or other taxes required under the law to be paid with respect to employees and shall not withhold any monies from the Consulting Fees for income or employment tax purposes, and (ii) the Company shall not provide McGuinness or any principal, employee or contractor of McGuinness with, and no such individual shall be eligible or entitled to receive from the Company under any Company plan, any benefits, fringes or perquisites, including without limitation, any health, welfare, retirement, workers' compensation or other insurance benefits. McGuinness shall be solely responsible for all taxes arising in connection with any fees or other compensation paid to McGuinness with respect to the Consulting Services, including, without limitation, any and all federal, state, local and foreign income and employment taxes. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the Company and McGuinness.

(e) *Termination of Consulting Period.* Either the Company or McGuinness may terminate the Consulting Period and the consulting relationship hereunder at any time and for any reason by providing at least 30 days' prior written notice to the other party; provided that if the Company terminates the Consulting Period without Cause before May 1, 2022, it shall pay the McGuinness in a lump sum the Consulting Fee for an full or partial months between the termination date and May 1, 2022. In the event of a termination by McGuinness, McGuinness shall be entitled to receive all earned but unpaid Consulting Fees for the partial month in which such termination occurs, and shall have no further rights to payment of any consulting fees or other compensation hereunder in respect of the Consulting Services.

4. **Representations and Warranties.** McGuinness represents and warrants that during his employment with InvenTrust (and in his capacity as an InvenTrust employee), he has not engaged in (and has no knowledge of any other current or former employee of InvenTrust having ever engaged in) any act of fraud, theft, or malfeasance that has caused (or could cause in the future) InvenTrust to suffer a financial loss or otherwise subject InvenTrust to liability for any civil damages or criminal penalty. McGuinness further represents and warrants that, during his employment with InvenTrust, and in his capacity as an InvenTrust employee, he has not engaged in or otherwise participated in any activity that violates (i) U.S. federal or state laws; or (ii) the laws of any foreign country or jurisdiction that might subject InvenTrust to any civil or criminal penalty. McGuinness understands and acknowledges that InvenTrust is relying on the representations and warranties contained in this Paragraph 4 as a material inducement to it entering into this Agreement. Accordingly, in the event InvenTrust reasonably determines that any of the representations and warrantees made by McGuinness under this Paragraph 4 are untrue and inaccurate in any material respect, McGuinness agrees to return any portion of the Transition Payments and Benefits already received within ten (10) days, and InvenTrust will be relieved from making any portion of the Transition Payments and Benefits that had not yet been paid to McGuinness and/or made on his behalf. The Company represents that, to the knowledge of the Company's successor Chief Executive Officer, Chief Financial Officer and Vice President of Human Resources, the representations made by McGuinness under this Paragraph 4 are not

untrue or inaccurate in any material respect as of the date hereof and that there are no known claims against McGuinness.

5. **Cooperation**. McGuinness agrees to provide thorough and accurate information and testimony to or on behalf of InvenTrust regarding any pending or future investigation, court case or action by or against InvenTrust initiated or pursued by any person or entity or by any government agency; provided, however, that (a) McGuinness agrees not to disclose to or discuss with anyone who is not, on behalf of InvenTrust, directing or assisting in such investigation, court case or action, other than his attorney, if any, the fact of or the subject matter of any such investigation, court case or action except as required by law, and (b) except in the case of testimony compelled pursuant to a valid subpoena, the information and assistance required to be provided by McGuinness pursuant to this paragraph shall be effectuated in a manner that reasonably takes into account the demands of McGuinness' schedule (e.g., other employment, travel, family obligations, etc.). Further, McGuinness agrees to cooperate fully with the Company and its legal counsel with respect to any matter (including any litigation, investigation or governmental proceeding) which relates to matters with which the McGuinness was involved or aware, directly or indirectly, during McGuinness' employment or consultancy with the Company. McGuinness agrees to render such cooperation in a timely fashion and at such times as may be mutually agreeable to the parties. InvenTrust shall reimburse McGuinness for reasonable Company-approved expenses that McGuinness incurs in connection with any such cooperation and/or assistance, and shall pay McGuinness $200 per hour for any such cooperation and/or assistance following the Consulting Period in excess of 2 hours per matter, subject to proper substantiation of such time and expenses in accordance with applicable Company policy. Any such reimbursements and compensation shall be paid to McGuinness no later than the fifteenth (15th) day of the month immediately following the month in which such expenses were incurred or such cooperation and/or assistance was provided (subject to McGuinness' timely submission to the Company of proper documentation with respect thereto). Notwithstanding the foregoing, nothing in this Agreement or the Release is intended or shall be interpreted as prohibiting McGuinness from filing a charge or complaint with any administrative or law enforcement office or agency, exercising any whistleblower rights, providing testimony or information to, or participating in or cooperating with any administrative agency (including the NLRB, EEOC and SEC), governmental investigation or inquiry, or testifying in any administrative or judicial proceeding.

6. **No Admission**. Nothing in this Agreement or the Release is intended to be or shall be construed as an admission by InvenTrust that it violated any law, interfered with any right, breached any obligation or otherwise engaged in any improper or illegal conduct with respect to McGuinness or otherwise. The Company expressly denies any such illegal or wrongful conduct.

7. **Return of Property**. McGuinness represents that, except as otherwise approved by the Company in connection with McGuinness' provision of the Consulting Services, he has returned or will return to the Company prior to the Separation Date all property belonging to the Company, including, but not limited to, McGuinness' Company-provided laptop, cell phone, passwords, computer user names, voicemail code, phone cards, Company credit card, keys, card access to the building and office floors, internal policies and other

confidential business information and documents and copies thereof, whether in electronic or hard copy form. McGuinness further represents that in the event the Company permits McGuinness to retain certain Company-provided property or provides McGuinness with additional property in connection with McGuinness' provision of the Consulting Services, McGuinness shall return all such property to the Company on or prior to the termination of the Consulting Period. McGuinness acknowledges and agrees that the Company shall have no obligation to pay or provide the Transition Payments and Benefits unless and until McGuinness has satisfied all of his obligations pursuant to this paragraph; provided, however, that prior to any such delay or non-payment of the Transition Payments and Benefits, the Company shall first provide McGuinness with written notice specifying the manner in which it believes that McGuinness has failed to satisfy his obligations under this paragraph, and, if curable, shall provide McGuinness with two (2) business days to cure such failure.

8. **Restrictive Covenants**. McGuinness agrees to continue to be bound by all applicable covenants and conditions contained in his Letter Agreement under (and as defined in) the Severance Plan, which terms and provisions are incorporated by reference herein; *provided, however*, that McGuinness and InvenTrust hereby agree that the noncompetition covenants contained in paragraph (d) of the Letter Agreement shall apply until December 31, 2023. McGuinness acknowledges that a portion of the Transition Payments and Benefits, and the Consulting Fees, provides additional consideration and, indeed, is sufficient compensation for all such covenants. McGuinness understands that the obligations he owes to the Company as outlined in the Letter Agreement are in addition to all obligations contained in this Agreement. McGuinness understands that his agreement to be bound by all of the terms and conditions contained in the Letter Agreement is a material inducement to InvenTrust to enter into this Agreement. Accordingly, in the event McGuinness breaches this Paragraph 8 in any material respect, McGuinness agrees to return any portion of the Transition Payments and Benefits already received within ten (10) days, and understands that InvenTrust will be relieved from paying or providing any portion of the Transition Payments and Benefits that had not yet been paid to McGuinness and/or made on his behalf. The Company agrees to continue to be bound by all applicable covenants and conditions contained in paragraph (e) of the Letter Agreement, which terms and provisions are incorporated by reference herein.

9. **Indemnification**. From the Effective Date through at least the sixth anniversary of the Termination of Service, McGuinness shall be entitled to indemnification by the Company and advancement of expenses to the fullest extent permitted by the Company's Charter, bylaws, or equivalent organizational documents on the date hereof; *provided, however*, that the Company shall not be required to pay any amounts under any such indemnification policy except upon receipt of an unsecured undertaking by McGuinness to repay any such amounts as are ultimately determined by a final judgment of a court of competent jurisdiction that McGuinness is not entitled to indemnification by the Company. McGuinness also will be covered under a directors and officers insurance policy maintained by the Company on terms no less favorable than those provided to any other officer or director. In the event of a sale of all or substantially all of the assets of the Company, the Company will purchase a tail insurance policy with the same scope, limits, and exclusions as the directors and officers insurance policy in effect before such sale, except that such tail policy shall be non-cancellable, with a six-year term, no deductibles, and subject to non-imputation, and the Company will escrow an amount sufficient to

cover any retention amounts that may be known, as well as the amount for claims and circumstances known to the Company before such sale. The Company's obligations under this Section will survive the termination or expiration of this Agreement and the termination of McGuinness's employment with the Company, subject to the terms of the applicable policy as may be in effect at the Company.

10. **Survival of Parachute Payment Provisions**. The Company and McGuinness expressly acknowledge and agree that the terms and provisions of paragraphs (a) through (h) of the Letter Agreement shall survive the termination of McGuinness' employment, and shall continue in full force and effect as set forth therein, and such terms and provisions are hereby incorporated by reference herein.

11. **Entire Agreement**. This Agreement embodies the entire agreement and understanding of the parties hereto with regard to the matters described herein and supersedes any and all prior and/or contemporaneous agreements and understandings, oral or written, between said parties regarding such matters. No waiver by either party of any breach by the other party of any of the obligations or representations under this Agreement shall constitute a waiver of any prior or subsequent breach.

12. **Arbitration**.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement or the payments and benefits provided hereunder, as well as any dispute as to the arbitrability of a matter under this Agreement (collectively, "Claims"), shall be subject to resolution by final and binding arbitration; provided, however, that nothing in this Agreement shall require arbitration of any Claims which, by law, cannot be the subject of a compulsory arbitration agreement.

(b) All Claims shall be resolved exclusively by arbitration administered by JAMS under its Employment Arbitration Rules and Procedures then in effect, currently available at https://www.jamsadr.com/rules-employment-arbitration (the "JAMS Rules"). Notwithstanding the foregoing, the Company and McGuinness shall have the right to (i) seek a restraining order or other injunctive or equitable relief or order in aid of arbitration or to compel arbitration, from a court of competent jurisdiction, or (ii) interim injunctive or equitable relief from the arbitrator pursuant to the JAMS Rules, in each case, to prevent any violation of this Agreement. The Company and McGuinness must each notify the other party in writing of a request to arbitrate any Claims within the same statute of limitations period applicable to such Claims.

(c) Any arbitration proceeding brought under this Agreement shall be conducted before one arbitrator in DuPage County, Illinois, or such other location to which the parties mutually agree. The arbitrator shall be selected in accordance with the JAMS Rules, provided that the arbitrator shall be an attorney with significant experience in employment matters. Each party to any dispute shall pay its own expenses, including attorneys' fees; provided, however, that the Company shall pay all costs and fees that McGuinness would not otherwise have been subject to paying if the claim had been resolved in a court of law and, to the extent required by applicable law for this arbitration provision to be enforceable, the Company

shall reimburse McGuinness for any reasonable travel expenses incurred by him in connection with his travel to Illinois for any arbitration proceedings. The arbitrator will be empowered to award either party any remedy at law or in equity that the party would otherwise have been entitled to had the matter been litigated in court, including, but not limited to, general, special and punitive damages, injunctive relief, costs and attorney fees; provided, however, that the authority to award any remedy is subject to whatever limitations, if any, exist in the applicable law on such remedies. The arbitrator shall issue a decision or award in writing stating the essential findings of fact and conclusions of law, and the arbitrators shall be required to follow ERISA or, if applicable, the laws of the State of Maryland, consistent with Section 16.

(d) Any judgment on or enforcement of any award, including an award providing for interim or permanent injunctive relief, rendered by the arbitrator may be entered, enforced or appealed in any court having jurisdiction thereof. Any arbitration proceedings, decision or award rendered hereunder, and the validity, effect and interpretation of this arbitration provision, shall be governed by the Federal Arbitration Act, 9 U.S.C. § 1 et seq.

(e) It is part of the essence of this Agreement that any Claims hereunder shall be resolved expeditiously and as confidentially as possible. Accordingly, all proceedings in any arbitration shall be conducted under seal and kept strictly confidential. In that regard, no party shall use, disclose or permit the disclosure of any information, evidence or documents produced by any other party in the arbitration proceedings or about the existence, contents or results of the proceedings except as necessary and appropriate for the preparation and conduct of the arbitration proceedings, or as may be required by any legal process, or as required in an action in aid of arbitration or for enforcement of or appeal from an arbitral award. Before making any disclosure permitted by the preceding sentence, the party intending to make such disclosure shall give the other party reasonable written notice of the intended disclosure and afford such other party a reasonable opportunity to protect its interests.

(f) Notwithstanding anything in this Section 12 or otherwise in this Agreement, in addition to any other remedies that may be available to the Company or any of its Subsidiaries under this Agreement, the Severance Plan or the Letter Agreement, the Company or its Subsidiaries shall be entitled to obtain temporary restraining orders, preliminary and permanent injunctions and other equitable relief to specifically enforce McGuinness' duties and obligations under Section 8 of this Agreement, the restrictive covenants set forth in Sections (a) through (h) of the Letter Agreement, or to enjoin any breach of thereof, without the need to post a bond or other security and without the need to demonstrate special damages.

13. **Amendment; Waiver**. The parties agree that this Agreement may be modified only in writing, and that any party's failure to enforce this Agreement in the event of one or more events which violate this Agreement shall not constitute a waiver of any right to enforce this Agreement against subsequent violations.

14. **Interpretation**. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or any word, phrase, clause, or sentence set forth in this Agreement shall be deemed by any court to be illegal or unenforceable, such provision, word, clause, phrase,

sentence or paragraph shall be deemed modified, restricted or omitted to the extent necessary to make this Agreement enforceable.

15. **Counterparts**. This Agreement may be executed in two or more counterparts, each of which taken together shall constitute one and the same instrument.

16. **Governing Law**. This Agreement shall be governed by the laws of the State of Illinois as applicable to contracts executed and performed within such state, without regard to the application of any choice-of-law rules that would result in the application of another state's laws.

17. **Representation by Counsel, Etc**. The parties acknowledge that each of them has had the opportunity to consult counsel (and the Company shall reimburse McGuinness for his attorneys' fees) and has participated in the negotiation and drafting of this Agreement. Without limiting the generality of the foregoing, McGuinness acknowledges that he has had the opportunity to consult with his own independent legal counsel to review this Agreement for purposes of compliance with the requirements of Section 409A of the Code or an exemption therefrom, and that he is relying solely on the advice of his independent legal counsel for such purposes. For purposes of interpreting this Agreement, each provision, paragraph, sentence and word will be deemed to have been jointly drafted by both parties. The parties intend for this Agreement to be construed neutrally in accordance with the plain meaning of the language contained herein, and not presumptively construed against any actual or purported drafter of any specific language contained herein. The headings used herein are for reference only and shall not affect the construction of this Agreement.

18. **Section 409A**. It is the intent of the parties that payments and benefits under this Agreement comply with, or be exempt from, Section 409A of the Code and, accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered consistent with such intent. With respect to expenses eligible for reimbursement under the terms of this Agreement: (i) the amount of such expenses eligible for reimbursement in any taxable year shall not affect the expenses eligible for reimbursement in another taxable year; and (ii) any reimbursements of such expenses shall be made no later than the end of the calendar year following the calendar year in which the related expenses were incurred, except, in each case, to the extent that the right to reimbursement does not provide for a "deferral of compensation" within the meaning of Section 409A of the Code. In addition, McGuinness' right to such reimbursement (or in-kind benefits) may not be liquidated or exchanged for any other benefit or payment. Notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated taxation or tax penalties under Section 409A of the Code, McGuinness shall not be considered to have terminated employment for purposes of this Agreement and no payments shall be due to McGuinness under this Agreement that are payable upon McGuinness' termination of employment until McGuinness would be considered to have incurred a Separation from Service. In addition, for purposes of this Agreement, each amount to be paid or benefit to be provided to McGuinness pursuant to this Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code and any payments described herein that are due within the "short term deferral period" as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable law requires

otherwise. Notwithstanding anything contained herein to the contrary, if McGuinness is a "specified employee," as defined in Section 409A of the Code, as of the date of McGuinness' Separation from Service, then to the extent any amount payable under this Agreement (i) constitutes the payment of nonqualified deferred compensation, within the meaning of Section 409A of the Code, (ii) is payable upon McGuinness' Separation from Service and (iii) under the terms of this Agreement would be payable prior to the six-month anniversary of McGuinness' Separation from Service, such payment shall, to the extent necessary to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, be delayed until the earlier to occur of (A) the first day of the seventh month following McGuinness' Separation from Service or (B) the date of McGuinness' death (such earlier date, the "Delay Date"). Any amount delayed pursuant to the preceding sentence shall be paid in a lump-sum, without interest, on or promptly following the Delay Date, and any payments thereafter remaining due shall be paid pursuant to the schedule otherwise required by this Agreement. As of the Effective Date, the Company and McGuinness do not believe that any amount payable under this Agreement shall be subject to delay under the two immediately preceding sentences.

[*Signature page follows*]

THE PARTIES STATE THAT THEY HAVE READ AND UNDERSTAND THE FOREGOING AND THAT THEY INTEND TO BE BOUND THERETO.

THOMAS P. MCGUINNESS

[signature]

Dated: 2-18-2021

INVENTRUST PROPERTIES CORP.

By: DocuSigned by: Julian E. Whitehurst 263F1C01A93B41C...

Its: Director Chair of Compensation Committee of the Board

Dated: 2/18/2021

EXHIBIT A

TIME-VESTING RSUS

Grant Date	Number of RSUs Granted	Number of Unvested RSUs as of Effective Date
May 8, 2019	358,280	121,814
May 7, 2020	358,280	240,048
February 18, 2021	432,526	432,526

PERFORMANCE-VESTING RSUS

Grant Date	Number of RSUs Granted	Number of Unvested RSUs as of Effective Date	Number of Prorated RSUs as of the Separation Date (Vesting Subject to Attainment of Performance Metrics)
May 8, 2019	716,562	716,562	310,183
May 7, 2020	716,562	716,562	190,756
February 18, 2021	865,052	865,052	86,110

EXHIBIT B

GENERAL RELEASE OF CLAIMS

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned and anyone claiming through him or on his behalf does hereby release and forever discharge the "Released Parties" hereunder, consisting of InvenTrust Property Corp. (the "Company"), and its subsidiaries and affiliates in each case, of and from any and all claims, actions, causes of action, complaints, grievances, demands, allegations, promises, and obligations for damages, and any and all other demands the undersigned may have against the Released Parties or has or has ever had, whether known or unknown, concerning, relating to, or arising out of any alleged acts or omissions by any of the Released Parties from the beginning of time to the date on which the undersigned executes this General Release of Claims (this "Release"). Without limiting the generality of the foregoing, the claims released by the undersigned hereunder include, but are not limited to:

(a) all claims for or related in any way to the undersigned's employment, compensation, other terms and conditions of employment, or cessation of employment with the Company;

(b) all claims that were or could have been asserted by the undersigned or on his behalf against the Company or the other Released Parties: (i) in any federal, state, or local court, commission, or agency; (ii) under any public policy or common law theory; or (iii) under any employment, contract, tort (including but not limited to claims for intentional infliction of emotional distress), federal, state, or local law, regulation, ordinance, or executive order; and

(c) all claims that were or could have been asserted by the undersigned or on his behalf arising under any of the following laws, as in effect or amended from time to time: the Age Discrimination in Employment Act, 29 U.S.C. §§ 621 et seq. ("ADEA")), Title VII of the Civil Rights Act of 1964, Sections 1981 and 1981a of the Civil Rights Act of 1866, as amended, the Americans with Disabilities Act ("ADA"), the Worker Adjustment and Retraining Notification Act ("WARN"), the Genetic Information Nondiscrimination Act ("GINA"), the Fair Labor Standards Act, the Executive Retirement Income Security Act, the Family and Medical Leave Act, the Lilly Ledbetter Fair Pay Act of 2009, the Occupational Safety and Health Act, the Dodd-Frank Act, the Sarbanes-Oxley Act, the Executive Polygraph Protection Act, the anti-retaliation provisions of applicable law, and any other applicable state statutes and/or local ordinances.

Nothing in this Release shall be construed to prevent the undersigned from responding truthfully to a valid subpoena, from filing a charge with, or participating in any investigation conducted by, any state, local or federal administrative agency, governmental agency, or regulatory body (including the Securities and Exchange Commission, the Department of Justice, National Labor Relations Board, and the Equal Employment Opportunity Commission) alleging violations of state, local or federal laws or regulations, with the understanding and agreement that the undersigned may not accept any money or anything of economic value as a result of having filed such charges in connection with his employment with the Company. The undersigned further agrees that, if any of the claims released by this Release are brought on the

undersigned's behalf or for his benefit in a court or administrative agency, the undersigned will waive and agree not to accept any award of money or other damages as a result of such claim or claims.

The undersigned is not releasing: (a) claims arising after the undersigned signs this Release; (b) claims related to enforcement of that Separation and Consulting Agreement, dated as of February 18, 2021, between the Company and the undersigned (the "Separation Agreement"); (c) claims for accrued, vested benefits under any employee benefit plan of the Company or for reimbursement under any group health or disability plan in which the undersigned participated in accordance with the terms of such plans and applicable law; (d) any continuing rights to indemnification by the Company as provided for in Section 9 of the Separation Agreement; (e) any claims or rights that the undersigned has solely in his capacity as a shareholder of the Company; and/or (f) any claims or rights that cannot be waived by law, including without limitation, the undersigned's right to report possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Securities Exchange Act of 1934 or Section 806 of the Sarbanes-Oxley Act of 2002, or any other whistleblower protection provisions of state or federal law or regulation.

The consideration provided in the Separation Agreement is accepted by the undersigned as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims against the Company and the Released Parties, and undersigned expressly agrees that he is not entitled to and shall not receive any further payments, benefit, or other concession, compensation, or recovery of any kind from the Company or any of the other Released Parties, except for any application for unemployment benefits that the undersigned files (or has filed) which may or may not be granted by the agency. The undersigned agrees not to initiate legal action of any kind against the Company based upon any claims or potential claims arising at any time prior to his execution of this Release.

The undersigned represents and warrants that: (a) he has not filed or initiated any legal, equitable, administrative, or other proceeding(s) against any of the Released Parties; (b) to the undersigned's knowledge, no such proceeding(s) have been initiated against any of the Released Parties on his behalf; (c) the undersigned is the sole owner of any alleged claims, demands, rights, causes of action, and other matters that are released pursuant to this Release; (d) the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and (e) he has the full right and power to grant, execute, and deliver the releases, undertakings, and agreements contained in this Release. The undersigned further agrees that in the event of any further proceedings whatsoever based upon any matter released herein, the Company and each of the other Released Parties shall have no further monetary or other obligation of any kind to the undersigned, including, without limitation, any obligation for any costs, expenses and attorneys' fees incurred by or on behalf of the undersigned.

The undersigned acknowledges, understands, and agrees that he:

(a) HAS READ AND UNDERSTANDS THE TERMS AND EFFECT OF THIS RELEASE;

(b) HAS BEEN GIVEN A REASONABLE PERIOD OF TIME WITHIN WHICH TO CONSIDER THIS RELEASE;

(c) RELEASES AND WAIVES CLAIMS UNDER THIS RELEASE KNOWINGLY AND VOLUNTARILY, IN EXCHANGE FOR CONSIDERATION IN ADDITION TO ANYTHING OF VALUE TO WHICH HE MAY ALREADY BE ENTITLED;

(d) HAS BEEN ADVISED OF HIS RIGHT TO HAVE HIS ATTORNEY REVIEW THIS RELEASE BEFORE SIGNING IT; and

(e) HAS BEEN ADVISED OF HIS RIGHT TO HAVE HIS OWN INDEPENDENT LEGAL COUNSEL REVIEW THIS RELEASE FOR PURPOSES OF COMPLIANCE WITH THE REQUIREMENTS OF SECTION 409A OF THE CODE OR AN EXEMPTION THEREFROM, AND THAT HE IS RELYING SOLELY ON THE ADVICE OF HIS INDEPENDENT LEGAL COUNSEL FOR SUCH PURPOSES.

The undersigned may consider this Release for up to twenty-one (21) days. The undersigned may accept this Release by delivering a signed copy either in person or by a nationally recognized courier service to the attention of Lauren Suva, Senior Vice President of Human Resources, 3025 Highland Parkway, Downers Grove, Illinois 60515. This Release shall take effect on the eighth day after the undersigned delivers an executed copy of this Release, unless the undersigned revokes his acceptance of this Release prior thereto by giving written notice of revocation to Lauren Suva. In the event the undersigned revokes his acceptance of this Release, this Release shall be of no further force and effect and the undersigned shall not be entitled to the Transition Payments and Benefits provided for in the Separation Agreement, but the undersigned's resignation of his employment with the Company and all other officer, director and other positions he may hold with any of the Company's subsidiaries, divisions, or affiliates shall nevertheless be and remain effective as of the Separation Date set forth in the Separation Agreement and thereafter.

IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, 2021.

THOMAS P. MCGUINNESS

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